Exhibit 10.1

SEPARATION AND RETIREMENT AGREEMENT

THIS SEPARATION AND RETIREMENT AGREEMENT (this “Agreement”) is made and entered into as of August 22, 2007 (the “Effective Date”) by and between AVATECH SOLUTIONS, INC., a Delaware corporation with its principal office located at 10715 Red Run Boulevard, Suite 101, Owings Mills, MD 21117 (together with its successors and assigns, “Avatech”), and DONALD R. “SCOTTY” WALSH, who resides at 14112 Phoenix Road, Phoenix, MD 21131 (“Walsh”) (Walsh and Avatech referred to herein as the “Parties”). The Parties acknowledge that the terms and conditions of this Agreement have been voluntarily agreed to and that such terms are final and binding.

W I T N E S S E T H:

WHEREAS, Walsh was employed by Avatech as Chief Executive Officer and a Director; and

WHEREAS, Walsh has expressed a desire to retire as an officer, director and employee of Avatech as provided in this Agreement; and

WHEREAS, Avatech and Walsh intend that this Agreement supersedes and replaces all other agreements between Avatech and Walsh; and WHEREAS, Avatech accepts Walsh’s retirement in accordance with and as provided in this Agreement; and

WHEREAS, the Parties now desire to settle fully and finally all claims and obligations arising out of the Employment Agreement made and entered into as of July 1, 2003, between Avatech and Walsh (the “Employment Agreement”);

NOW, THEREFORE, in consideration of the covenants and promises made herein, the Parties hereby agree as follows:

1. Walsh’s Employment Term under the Employment Agreement terminated as of midnight on July 31, 2007 (the “Termination Date”).

2. Walsh hereby resigns as Chief Executive Officer, officer, director and employee of Avatech and each of its subsidiaries and affiliates.

3. On and after the Termination Date, Walsh shall not be entitled to, or receive, any compensation, severance payment, benefit, retirement, vacation, reimbursement or other payment under or in respect of the Employment Agreement or otherwise except as specifically set forth in this Agreement.

4. Avatech shall pay, and Walsh shall be entitled to receive from Avatech, the following:

(a) Severance pay equal to the gross amount of Three Hundred Thousand and 00/100 ($300,000.00) Dollars, to be paid in six (6) monthly installments of Forty Four Thousand and 00/100 ($44,000.00) Dollars to be followed by six (6) monthly installments of Six Thousand and 00/100 ($6,000.00) Dollars, less applicable federal, state and local withholding and taxes, commencing on August 1, 2007;

(b) A Stay Bonus in the amount of Three Hundred Forty Four and 00/100 ($344,000.00) Dollars, to be paid in six (6) monthly installments of Thirty Eight Thousand and 00/100 ($38,000.00) Dollars to be followed by six (6) monthly installments of Nineteen Thousand Three Hundred Thirty Three and 33/100 ($19,333.33) Dollars, less applicable federal, state and local withholding and taxes, commencing on February 1, 2008;

(c) As specific consideration for Walsh’s restrictive covenants made in Paragraph (c) of Section 5 hereof, the exercise of the following stock options without payment to Avatech of the amount of Sixty Thousand One Hundred Fifty and 00/100 ($60,150.00) Dollars that would otherwise be due from Walsh:

(i) three hundred thousand (300,000) options, dated July 30, 2003, at exercise price of $0.117 each;

(ii) one hundred fifty thousand (150,000) options, dated December 2, 2002, at exercise price of $0.167 each.

(d) With the exception of fifty thousand (50,000) options granted on September 1, 2005, at an exercise price of Sixty ($.60) Cents each, which shall be exercisable by Walsh in accordance with and pursuant to the plans and agreements concerning such options, all other previous grants of options to Walsh to purchase shares of stock of Avatech, shall be null and void.

(e) except as otherwise specifically set forth herein, the employee benefit plans set forth in Section 2.5 of the Employment Agreement, shall be in effect until the Termination Date;

5. (a) Walsh agrees that he shall not, and shall not cause others to, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any Confidential Information (as defined in Section 4 of the Employment Agreement) without the prior written consent of the Chief Executive Officer of Avatech. Notwithstanding the foregoing, the prohibitions of this Section shall not apply to any Confidential Information that becomes general public knowledge other than from Walsh or is required to be divulged by law, court order or by administrative process. Upon receipt of any subpoena or other process requiring Walsh to divulge Confidential Information, Walsh shall immediately notify Avatech. The restrictions set forth in this Section 5 are in addition to and not in lieu of protections afforded to trade secrets and Confidential Information under applicable law. Nothing in this Agreement is intended to diminish or otherwise limit the right of Avatech under applicable law to protect its trade secrets and Confidential Information.

(b) Walsh represents that he has delivered to Avatech all plans, manuals, letters, notes, notebooks, reports, computer programs and copies thereof and all other materials and property, including without limitation, those of a secret or confidential nature relating to Avatech’s business that were in his possession or control.

(c) Specifically in consideration for the amount received under Paragraph (c) of Section 4 hereof:

(i) For a period of eighteen (18) months from the Effective Date of this Agreement, Walsh shall not (for any reason whatsoever) either individually or in conjunction with any person or persons, association, syndicate, company, corporation or firm, directly or indirectly engage in any business that is competitive with the business of Avatech as an executive, employee, consultant, contractor, principal, agent, shareholder, director or in any other manner; provided, that the foregoing shall not prohibit Walsh’s ownership of not more than three (3%) percent of the outstanding stock of a publicly-traded company. Nothing herein precludes Walsh from engaging in any business or endeavor that is not competitive with the business of Avatech. If this Agreement or any portion thereof is determined by a court of competent jurisdiction to be invalid, unreasonable or unenforceable, it is hereby agreed to by Walsh that such determination will not invalidate the remaining portion(s) of this Agreement.

(ii) Walsh, for himself or any others, directly or indirectly, shall not hire or engage the services of, or seek to solicit to hire, any employee of Avatech for a period of eighteen (18) months from the Effective Date of this Agreement.

6. All payments to Walsh under this Agreement shall be subject to withholding on account of federal, state and local taxes as required by law. With respect to the payment to be made to Walsh as described in Section 4(c) herein, however, Walsh shall receive a Form 1099 in the amount of Sixty Thousand One Hundred Fifty and 00/100 ($60,150.00) Dollars.

7. Walsh agrees to be responsible for the payment of any and all taxes, interest, penalties and other liabilities or costs that may be assessed upon the payments to be made to Walsh hereunder.

8. Except as otherwise required by law or regulation, Walsh hereby agrees that he shall not make any statement, written or verbal, in any form or media or take any action in disparagement of Avatech, including, but not limited to, references to Avatech’s products, services, corporate policies, officers, directors and employees or any other action which may disparage Avatech to the general public and Avatech’s employees, customers, suppliers, and business and financial relations. Except as otherwise required by law or regulation, Avatech, through its officers and directors, hereby agrees that it shall not make any statement, written or verbal, in any form or media or take any action in disparagement of Walsh. Avatech shall consult with Walsh prior to its issuance of a press release concerning his retirement.

9. (a) In consideration for the payments to be received by Walsh pursuant to this Agreement, Walsh, for and on behalf of himself, his heirs, beneficiaries, executors, administrators, attorneys, successors, and assigns, hereby voluntarily waives, remits, releases and forever discharges Avatech and its current and former parent corporations, affiliates, subsidiaries, divisions, predecessors, successors and assigns and their current and former officers, directors, stockholders, employees, agents, attorneys, lenders, investors, servants, insurers and agents thereof (the “Released Parties”) from any and all manner of action, claims, liens, demands, liabilities, potential or actual causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or other theory or basis, from the beginning of the world to the date hereof, including, but not limited to, any claim that Walsh has asserted, now asserts or could have asserted. Listed below are examples of the statutes under which Walsh will not bring any claim. If the law prohibits a waiver of claims under any such statute, Walsh hereby acknowledges that he has no valid claim under those statutes or that all monies paid hereunder shall be a set-off against any such claim, if a court permits such claim to be asserted. The claims released or acknowledged not to exist include, but are not limited to, any violation of:

(i) Title VII of the Civil Rights Act of 1964;

(ii) The Civil Rights Act of 1991;

(iii) Sections 1981 through 1988 of Title 42 of the United States Code;

(iv) The Employee Retirement Income Security Act of 1974;

(v) The Immigration Reform and Control Act;

(vi) The Americans with Disabilities Act of 1990;

(vii)	The Age Discrimination in Employment Act of 1967 (29 U.S.C. §621, et seq.) as amended to include the Older Workers Benefit Protection Act of 1990;

(viii) The Workers Adjustment and Retraining Notification Act;

(ix) The Occupational Safety and Health Act;

(x) The Sarbanes-Oxley Act of 2002;

(xi)	Statutes under the Maryland Commission on Human Relations;

(xii)	Any other federal, state or local, civil, whistleblower, discrimination, wage, wage-hour, retaliation, employment, human rights laws or any other local, state or federal law, regulation or ordinance;

(xiii)	Any public policy, contract, tort, or common law obligation; or

(xiv)	Any obligation to pay for attorneys’ fees, costs, fees, or other expenses.

(b) Included in this General Release are any and all claims for future damages allegedly arising from the alleged continuation of the effect of any past action, omission or event. Walsh further agrees to waive any rights he may have to reinstatement or re-employment with Avatech. Notwithstanding the foregoing, Walsh shall retain the right, if any, to claim unemployment insurance with respect to the termination of Walsh’s employment with Avatech.

10. Walsh hereby affirms that he has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any of the Released Parties herein in any forum or form, or that Walsh has assigned any claims against any of the Released Parties to a third party. Walsh further affirms that he has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and that no other leave (paid or unpaid), vacation pay, compensation, wages, bonuses, commissions and/or benefits are due to Walsh, except as provided in this Agreement. Walsh furthermore affirms that he has no known workplace injury or occupational disease and has been provided with and/or has not been denied any leave requested under the Family and Medical Leave Act.

11. Avatech covenants and agrees that it will not assert any claims against Walsh in connection with the lawful, good faith performance by Walsh of his duties as a Director and Chief Executive Officer of Avatech.

12. The Parties respectively represent and warrant that each is fully authorized and empowered to enter into this Agreement and that the performance of its or his obligations, as the case may be, under this Agreement will not violate any agreement between such Party and any other person, firm or organization. Avatech represents and warrants that this Agreement has been duly authorized by all necessary corporate action and is valid, binding and enforceable in accordance with its terms.

13. (a) This Agreement is absolute and unconditional and constitutes the full, complete, and entire understanding between the Parties with respect to the subject matter of this Agreement. No other promises, representations, statements, warranties, covenants or undertakings or other prior or contemporaneous agreements, oral or written, respecting such matters which are not specifically incorporated herein shall be deemed in any way to exist or to bind any of the Parties hereto.

(b) No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both Walsh and an authorized officer of Avatech. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Party to be charged with the waiver. No delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

14. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

15. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Maryland, without reference to principles of conflict of laws. The Parties agree that the appropriate forum and venue of any disputes arising out of this Agreement shall be exclusively the State or Federal Court in the county of Baltimore, State of Maryland, and each of the Parties hereto submits to the personal jurisdiction of any such Court. The foregoing shall not limit the right of any Party to obtain execution of judgment in any other jurisdiction.

16. Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered either personally, by fax, or by nationally recognized overnight courier service (such as Federal Express), duly addressed to the Party concerned at the address indicated below or to such changed address as the Party may subsequently give notice of.

If to Avatech:

Avatech Solutions, Inc.

10715 Red Run Boulevard, Suite 101

Owings Mills, MD 21117

Attention: George Davis

Fax: (410) 581-8088

With required copy to:

Moomjian, Waite, Wactlar & Coleman, LLP

100 Jericho Quadrangle

Jericho, New York 11753

Fax: 516-937-5050

If to Walsh:

Donald R. “Scotty” Walsh

14112 Phoenix Road

Phoenix, MD 21131

17. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Employment Agreement.

18. The Parties hereto acknowledge that they have carefully read, understood and considered the terms and conditions set forth in this Agreement, and have consulted with their respective counsel prior to executing this Agreement. The Parties therefore affirm that they freely, knowingly, and voluntarily enter into this Agreement as of the date specified above.

19. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

YOU HAVE TWENTY-ONE (21) CALENDAR DAYS FROM THE DATE OF YOUR RECEIPT OF THIS AGREEMENT TO CONSIDER THIS AGREEMENT BEFORE YOU SIGN IT; YOU MAY SIGN IT EARLIER IF YOU WISH, BUT THE DECISION IS ENTIRELY YOURS. ONCE YOU SIGN THIS AGREEMENT, YOU HAVE SEVEN (7) CALENDAR DAYS AFTER SIGNING TO REVOKE IT AND THE AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EXPIRATION OF THAT SEVEN (7) CALENDAR DAY PERIOD.

TO REVOKE THIS AGREEMENT, PLEASE CONTACT THE UNDERSIGNED IN WRITING. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY OF YOUR OWN CHOOSING AND AT YOUR OWN EXPENSE PRIOR TO EXECUTING THIS AGREEMENT. THE AGREEMENT, AMONG OTHER THINGS, WAIVES RIGHTS THAT YOU MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT (THE “ADEA”). NOTHING IN THIS AGREEMENT WAIVES RIGHTS OR CLAIMS UNDER THE ADEA THAT MAY ARISE AFTER THE DATE THAT THIS AGREEMENT IS EXECUTED.

IN THE EVENT THAT YOU DO NOT ACCEPT THIS OFFER, BY YOUR SIGNATURE ON AND RETURN OF THE ENCLOSED COPY OF THIS LETTER NOT LATER THAN TWENTY-ONE (21) CALENDAR DAYS FROM THE DATE OF THIS LETTER, OR, IN THE EVENT THAT YOU DO ACCEPT THIS OFFER, AND SUBSEQUENTLY REVOKE THIS AGREEMENT WITHIN SEVEN (7) CALENDAR DAYS AFTER SIGNING IT, THE OFFER WILL BE WITHDRAWN AND WILL NOT BE REINSTATED UNDER ANY CIRCUMSTANCES.

YOU AGREE THAT ANY MODIFICATION, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DOES NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FUFILL THE PROMISES AND TO RECEIVE THE SUMS AND BENEFITS STATED HEREIN, YOU FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS YOU HAVE OR MIGHT HAVE AGAINST THE COMPANY AND THE RELEASED PARTIES.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AVATECH SOLUTIONS, INC.

By: _/s/ George Davis
Name: George Davis
Title: President and
Chief Executive Officer

/s/ Donald R. “Scotty” Walsh

Donald R. “Scotty” Walsh